EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2004, except as to the effects of the stock split described in Note 2 which is as of May 27, 2004, relating to the financial statements of Affirmative Insurance Holdings, Inc., which appear in Affirmative Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
September 27, 2004